Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THERMO VISION CORPORATION

                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware



             THERMO   VISION   CORPORATION   (hereinafter   called    the

        "Corporation"), organized and existing under and by virtue of the

        General Corporation Law  of the State  of Delaware (the  "General

        Corporation Law"), does hereby certify as follows:


             The Board of Directors of the Corporation, at a meeting held on November  24,  1997,  duly adopted  resolutions,  pursuant  to

        Section 242  of the  General Corporation  Law, setting  forth  an

        amendment  to   the   Amended   and   Restated   Certificate   of


        Incorporation of the Corporation and declaring said amendment  to be advisable.  The stockholders of the Corporation duly  approved said proposed  amendment by  written consent  in accordance  with

        Sections 228(a) and  242  of  the General  Corporation  Law,  and


        written notice of such consent has been given to all stockholders

        who have  not  consented  in  writing to  said  amendment.    The

        resolutions setting forth the amendment are as follows:

        RESOLVED:      That Article FOURTH  of the  Amended and  Restated
                       Certificate of Incorporation of the Corporation be
                       and hereby  is deleted  in  its entirety  and  the
                       following new Article FOURTH shall be inserted  in
                       lieu thereof:
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                       "FOURTH:  (a)   The  total  number  of  shares  of
                       capital stock which the Corporation shall have the authority to issue is fifty million (50,000,000), and the par value of each of such shares is one cent ($.01), amounting in the aggregate to five hundred thousand dollars ($500,000) of capital stock.

                            (b) All shares of capital stock of the Corporation issued by the Corporation upon or before occurrence of the dividend (the "Distribution") of such shares of capital stock by Thermo Optek Corporation, a Delaware corporation, to its shareholders (the "Restricted Shares") shall be subject to the following restriction:

                       The holder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any Restricted Shares (except that (i) Thermo Optek Corporation may distribute the Restricted Shares to its shareholders in the Distribution and (ii) the Corporation's Distribution agent may sell fractions of Restricted Shares in order to provide shareholders of Thermo Optek Corporation with cash in lieu of fractional Restricted Shares in the Distribution), until the sooner to occur of (i) 60 days following the date of execution of an underwriting agreement in connection with the Corporation's initial underwritten public offering following the date on which the Registration Statement with respect to such offering is declared effective by the Securities and Exchange Commission or (ii) March 1, 1998 (the "Transfer Restriction").

                       For purposes of clarifying the scope of the Transfer Restriction, all shares of capital stock of the Corporation issued by the Corporation after the Distribution shall not be subject to the Transfer Restriction."

             IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate of Amendment to the Certificate of Incorporation, as amended, to be signed by its Secretary on this the 9th day of December, 1997.

                                           THERMO VISION CORPORATION


                                           By: /s/Sandra L. Lambert
                                              ---------------------------
                                                  Sandra L. Lambert,
                                                  Secretary